As filed with the Securities and Exchange Commission on February 4, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOCEPT, INC.

(Exact name of registrant as specified in its charter)

Delaware	8071	80-0943522
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5810 Nancy Ridge Drive

San Diego, CA 92121

(858) 320-8200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael W. Nall

Chief Executive Officer and President

Biocept, Inc.

5810 Nancy Ridge Drive

San Diego, CA 92121

(858) 320-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Brown, Esq. Hayden J. Trubitt, Esq. Michael L. Lawhead, Esq. Stradling Yocca Carlson & Rauth, P.C. 4365 Executive Drive, Suite 1500 San Diego, CA 92121 (858) 926-3000	William G. Kachioff Senior Vice-President, Finance and Chief Financial Officer Biocept, Inc. 5810 Nancy Ridge Drive San Diego, CA 92121 (858) 320-8200	Ivan K. Blumenthal, Esq. Merav Gershtenman, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 666 Third Avenue New York, NY 10017 (212) 935-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-191323)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)(4)
Common Stock, $0.0001 par value per share	94,092	$10.00	$940,920.00	$121.20
Representative’s Warrants to Purchase Common Stock(3)	—	—	—	—
Common Stock Underlying Representative’s Warrants(2)(4)	4,091	$12.50	$51,137.50	$6.59
Total Registration Fee	98,183		$992,057.50	$127.79

(1)	Includes shares of Common Stock that the underwriters have an option to purchase.
(2)	This amount is based on the initial public offering price.
(3)	The registration fee was calculated pursuant to Rule 457(a) of the Securities Act of 1933, as amended.
(4)	The Registrant previously registered an aggregate of $26,454,531 of Common Stock on a Registration Statement on Form S-1 (File No. 333-191323), as amended, which was declared effective on February 4, 2014 and for which a filing fee of $3,592 was previously paid.

This registration statement shall become effective upon filing with the Securities and Exchange

Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 (the “462(b) Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering 98,183 shares of the common stock, $0.0001 par value per share (the “Common Stock”), of Biocept, Inc. (the “Company”). This 462(b) Registration Statement relates to the initial public offering of the Common Stock of the Company contemplated by the Registration Statement on Form S-1 (File No. 333-191323), which was initially filed with the Securities and Exchange Commission (the “Commission”) on September 23, 2013 (as amended from time to time thereafter, the “Registration Statement”). The Registration Statement was declared effective by the Commission on February 4, 2014.

Pursuant to Rule 462(b), the contents of the Registration Statement, including the exhibits thereto, are hereby incorporated by reference into this 462(b) Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on the 4th day of February, 2014.

BIOCEPT, INC.

By:	/s/ Michael W. Nall
Michael W. Nall
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael W. Nall Michael W. Nall	Chief Executive Officer, President and Director (Principal Executive Officer)	February 4, 2014

/s/ William G. Kachioff William G. Kachioff	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 4, 2014

/s/ David F. Hale* David F. Hale	Executive Chairman and Director	February 4, 2014

/s/ Marsha A. Chandler* Marsha A. Chandler	Director	February 4, 2014

/s/ Bruce E. Gerhardt* Bruce E. Gerhardt	Director	February 4, 2014

/s/ Bruce A. Huebner* Bruce A. Huebner	Director	February 4, 2014

/s/ Edward Neff* Edward Neff	Director	February 4, 2014

/s/ Ivor Royston* Ivor Royston	Director	February 4, 2014

/s/ M. Faye Wilson* M. Faye Wilson	Director	February 4, 2014

*	By Michael W. Nall, as the indicated Director’s attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description of Document

5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (included in the Registration Statement).